EXHIBIT 10.1

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of September 24, 2009 (this "AGREEMENT"), by and among Ivivi Technologies, Inc., a New Jersey corporation (the "COMPANY"), Ivivi Technologies, LLC, a Delaware limited liability company (the "BUYER"), and the other parties listed on the signature pages hereto (each, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

         WHEREAS, as of the date hereof, each of David Saloff, Arthur Pilla, Ph.D., Berish Strauch, M.D., Sean Hagberg, Ph.D. and Ed Hammel (each, a "CONTINGENT STOCKHOLDER" and collectively, the "CONTINGENT STOCKHOLDERS"), among others, is a party to that certain Amended and Restated Voting Agreement, dated as of August 30, 2006, among the Company and the shareholders listed on the signature pages thereto (the "EXISTING VOTING AGREEMENT"), pursuant to which Andre' A. DiMino has the right to exercise or direct the vote, until October 24, 2009 (in which date the Existing Voting Agreement shall expire with respect to the Contingent Stockholders), of all of the shares of Company Common Stock owned by each Contingent Stockholder, and each of the Contingent Stockholders agrees to enter into this Agreement as of the date hereof (and for purposes of SECTION
1.01 and SECTION 1.02 of this Agreement only after the expiration of the Existing Voting Agreement if the Company Meeting has not occur as of such date);

         WHEREAS, as of the date hereof, subject to the Existing Voting Agreement, each Stockholder (i) is the record or beneficial holder of, and has the sole right to vote and dispose of, the number of issued and outstanding shares of Company Common Stock and (ii) has the right to exercise or direct the vote, whether by proxy or otherwise, of the number of shares of Company Common Stock, in each case, as set forth opposite such Stockholder's name on ANNEX I (all Company Common Stock owned of record or beneficially by any Stockholder as of the date hereof as set forth on ANNEX I, together with any Company Common Stock that are hereafter issued to or otherwise acquired by such Stockholder prior to the termination of this Agreement (including pursuant to any exercise of stock options or exercise or conversion of other securities, or pursuant to a stock dividend, distribution, split-up, recapitalization, combination or similar transaction), and any Company Common Stock with respect to which any Stockholder has as of the date hereof, or acquires prior to the termination hereof, the right to exercise or direct the vote, whether by proxy or otherwise, being hereinafter referred to as the "SUBJECT SHARES");

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, the Buyer and Ajax Capital LLC, a Delaware limited liability company, are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which, among other things, the Buyer has agreed to purchase substantially all of the assets, and to assume certain liabilities, of the Company (the "TRANSACTION"); and

         WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, the Buyer required that each Stockholder, and in order to induce the Buyer to enter into the Purchase Agreement, each Stockholder has agreed to, enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                                AGREEMENT TO VOTE

         Section 1.01. VOTING OF SUBJECT SHARES. Each Stockholder (and with respect to each Contingent Stockholder, only upon the expiration of the Existing Voting Agreement) severally as to itself only agrees that, until the date this Agreement is terminated in accordance with SECTION 4.03, at any Company Meeting, such Stockholder shall, or shall cause the holder of record on any applicable record date to, vote (or cause to be voted) its, his or her Subject Shares:

              (i) in favor of the approval of the Purchase Agreement, the Transaction and the other transactions contemplated thereby;

              (ii) against the approval of any matter or proposal submitted to the shareholders of the Company for approval, if approval of such matter or proposal would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Purchase Agreement; and

              (iii) against (A) any merger or other business combination involving the Company, (B) a sale or transfer of a material amount of assets or capital stock of the Company (other than the Transaction) or (C) any action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Transaction and the other transactions contemplated by the Purchase Agreement.

         Section 1.02. IRREVOCABLE PROXIES. In order to secure the performance of each Stockholder's obligations under this Agreement, by entering into this Agreement and solely with respect to the matters described in SECTION 1.01, each Stockholder hereby irrevocably grants (and with respect to each Contingent Stockholder, each such Contingent Stockholder commits to irrevocably grant, upon the expiration of the Existing Voting Agreement) a proxy appointing Mr. Steven
M. Gluckstern ("SMG") as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in its, his or her name, place and stead, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by and in accordance with SECTION 1.01, in SMG's discretion, with respect to such Stockholder's Subject Shares, in each case, until the termination of this Agreement in accordance with SECTION 4.03. Each Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares (other than proxies pursuant to the Existing Voting Agreement) are not irrevocable, and that any such proxies are hereby revoked. Each Stockholder severally (and not jointly) hereby affirms that the irrevocable proxy set forth in this SECTION 1.02 is given (and with respect to each Contingent Stockholder, is committed to be given) in connection with the execution of the Purchase Agreement and affirms that such irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except that such irrevocable proxy shall be revoked automatically, without any notice or other action by any Person, upon the termination of this Agreement in accordance with SECTION 4.03. Each Stockholder severally (and not jointly) hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. THE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 1.02 IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder (and with respect to the each Contingent Stockholder, upon the expiration of the Existing Voting Agreement) shall execute and deliver to SMG any proxy cards that such Stockholder receives to vote in favor of the approval of the Purchase Agreement, the Transaction or any of the transactions contemplated thereby.

         Section 1.03. ADDITIONAL COVENANT BY MR. ANDRE' A. DIMINO. For avoidance of doubt, Mr. DiMino hereby acknowledges and agrees that (i) his obligations under this Agreement with respect to his Subject Shares (including, without limitation, pursuant to, and under, SECTION 1.01 and SECTION 1.02) shall also apply to all of the shares of Company Common Stock with respect to which Mr. DiMino has the right to exercise or direct the vote pursuant to the Existing Voting Agreement and (ii) during the term of the Existing Voting Agreement, he shall not agree to terminate his right to exercise or direct the vote of the shares of Company Common Stock owned by any Contingent Stockholder (subject to the Existing Voting Agreement as of the date hereof) pursuant to the Existing Voting Agreement.

         Section 1.04. COMPANY BREACH. For the avoidance of doubt, each Stockholder agrees that, during the term of this Agreement the obligations of such Stockholder specified in SECTION 1.01 shall not be affected by (i) the Board's or the Special Committee's withdrawal or modification of its Recommendation or (ii) any breach by the Company of any of its representations, warranties, agreements or covenants set forth in the Purchase Agreement.

                                   ARTICLE 2
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder hereby represents and warrants as to itself, himself or herself, severally and not jointly, to the Company and the Buyer as follows:

         Section 2.01. AUTHORIZATION; BINDING AGREEMENT. The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby are within its, his or her legal capacity and requisite powers, and if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to execute, deliver and perform this Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Company and the Buyer, this Agreement constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 2.02. NON-CONTRAVENTION. Other than (a) the filing by such Stockholder of any reports with the Securities and Exchange Commission required by Section 13(d) or 16(a) of the Exchange Act, or (b) any consent, approval filing or notification which has been obtained as of the date hereof, the execution and delivery of this Agreement by such Stockholder does not, and the performance of the terms of this Agreement by such Stockholder (or SGM's voting of such Stockholder's Subject Shares pursuant to the proxy contemplated by
SECTION 1.02) will not (1) require such Stockholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Entity, (2) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on such Stockholder or its properties and assets, or (3) conflict with or violate any organizational document, agreement or Law applicable to such Stockholder's Subject Shares or such Stockholder or pursuant to which any such Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

         Section 2.03. OWNERSHIP OF SUBJECT SHARES; TOTAL SHARES. As of the date hereof, such Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its, his or her Subject Shares. As of the date hereof, such Stockholder does not own, beneficially or otherwise, any shares of voting stock of the Company other than as set forth opposite such Stockholder's name in ANNEX I. Except with respect to the grant of purchase rights by certain shareholders of the Company to SMG pursuant to an agreement dated November 8, 2005 (the "SMG PURCHASE AGREEMENT"), there are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of voting stock of the Company.

         Section 2.04. VOTING POWER. Except as set forth in the Existing Voting Agreement, each Stockholder has full voting power with respect to its, his or her Subject Shares, and full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its, his or her Subject Shares.

         Section 2.05. RELIANCE BY THE COMPANY AND THE BUYER. Such Stockholder understands and acknowledges that each of the Company and the Buyer are entering into the Purchase Agreement and the transactions contemplated therein in reliance upon such Stockholder's execution and delivery of this Agreement.

                                   ARTICLE 3
                    ADDITIONAL COVENANTS OF THE STOCKHOLDERS

         Section 3.01. TRANSFERS. Except as provided hereunder, from the date hereof until this Agreement is terminated in accordance with SECTION
4.03, no Stockholder shall, directly or indirectly:

              (i) except pursuant to the SMG Purchase Agreement, sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, such Stockholder's Subject Shares or any interest contained therein;

              (ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder's Subject Shares, other than this Agreement; nor

              (iii) enter into, or deposit such Stockholder's Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Stockholder's Subject Shares; nor

              (iv) commit or agree to take any of the foregoing actions.

         Section 3.02. STOP ORDER. Each Stockholder agrees that it shall authorize and request the Company to notify its transfer agent that there is a stop transfer order with respect to all of the Subject Shares and that this Agreement place limits on the voting of the Subject Shares.

         Section 3.03. DOCUMENTATION AND INFORMATION. Each Stockholder (i) consents to and authorizes the publication and disclosure by the Company and the Buyer and their affiliates of its, his or her identity and holding of Subject Shares and the nature of its, his or her commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Entity, the Purchase Agreement, or any other disclosure document in connection with the transactions contemplated by the Purchase Agreement or this Agreement, and (ii) agrees promptly to give to the Company and the Buyer any information the Company or the Buyer may reasonably require for the preparation of any such disclosure documents; PROVIDED that, to the extent practicable, each such Stockholder shall have a reasonable opportunity to review and comment on any such announcement or disclosure prior to its publication, filing or disclosure. Each Stockholder agrees to promptly notify the Company and the Buyer of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

         Section 3.04. ADDITIONAL SHARESSection 3.05. . In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Subject Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of the Company voting stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in SECTION 1.01 hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Stockholder's Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify the Company and the Buyer of the number of any new shares of the Company voting stock acquired by such Stockholder, if any, after the date hereof. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of, or holder of voting rights with respect to, the Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company's or the Board's rights in connection with the Purchase Agreement or otherwise.

                                    ARTICLE 4
                                  MISCELLANEOUS

         Section 4.01. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next Business Day when sent by overnight courier or on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to the Company to:

                Ivivi Technologies, Inc.
                135 Chestnut Ridge Road
                Montvale, NJ 07645
                Attention: Ed Hammel
                Telephone: (201) 476-9600
                Facsimile: (201) 476-9601

         with a copy to:

                Lowenstein Sandler PC
                65 Livingston Avenue
                Roseland, New Jersey 07068
                Attention: Steven M. Skolnick, Esq.
                Telephone: (937) 597-2476
                Facsimile: (973) 597-2477


         if to the Buyer to:

                Ivivi Technologies, LLC
                c/o Ajax Capital LLC
                460 Park Avenue, Suite 2101
                New York, NY  10022
                Attention: Steven M. Gluckstein
                           or
                           Kathryn Clubb
                Telephone: (212) 937-8701
                           (212) 937-8704
                Facsimile: (212) 937-8702
         with a copy to:

                Paul, Weiss, Rifkind, Wharton & Garrison, LLP
                1285 Avenue of the Americas
                New York, New York 10019-6064
                Attention: Jeffrey D. Marell, Esq.
                           Marilyn Sobel, Esq.
                Telephone: (212) 373-3000
                Facsimile: (212) 757-3990

         if to any Stockholder, to the address specified on ANNEX I.

         Section 4.02. FURTHER ASSURANCES. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as the Company or the Buyer may reasonably request to carry out the transactions contemplated by this Agreement.

         Section 4.03. TERMINATION.

              (i) This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (i) the termination of the Purchase Agreement in accordance with its terms and (ii) the Closing.

              (ii) In the event of the termination of this Agreement pursuant to this SECTION 4.03, this Agreement shall become void and of no effect with no liability on the part of any party hereto; PROVIDED, HOWEVER, that no such termination shall relieve any party hereto from any liability for any material breach of this Agreement occurring prior to such termination.

         Section 4.04. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the earlier of (i) the termination of the Purchase Agreement in accordance with its terms and (ii) the Closing.

         Section 4.05. AMENDMENTS AND WAIVERS.

              (i) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective and the Buyer.

              (ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

         Section 4.06. EXPENSES. Except as otherwise provided herein or in the Purchase Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 4.07. BINDING EFFECT; INTENDED THIRD PARTY BENEFICIARY; ASSIGNMENT.

              (i) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns.

              (ii) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         Section 4.08. GOVERNING LAW; JURISDICTION. This Agreement is for the benefit of and may be enforced by the Company and the Buyer and their respective directors, officers, shareholders, affiliates, employees and agents and be governed by and construed in accordance with New York law without regard to conflicts of law principles. The Company, the Buyer and the Stockholders also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The Company, the Buyer and the Stockholders also agree not to commence any action, suit or proceeding arising out of or relating to this Agreement except in such courts and that service of any process, summons, notice or document by U.S. registered mail to such Person's address as set forth in
SECTION 4.01 shall be effective service of process for any action, suit or proceeding brought against such Person in any such court. The Company, the Buyer and the Stockholders hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby in the courts of the State of New York and of the United States of America located in the State of New York, and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 4.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 4.10. COUNTERPARTS: EFFECTIVENESS. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

         Section 4.11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.

         Section 4.12. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         Section 4.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that there would not be an adequate remedy at law for money damages in such event. Accordingly, it is agreed that the parties hereto shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the need to post bond or other security, in addition to any other remedy to which they are entitled at law or in equity.

         Section 4.14. STOCKHOLDER OBLIGATIONS SEVERAL AND NOT JOINT. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. The failure of any Stockholder to execute and deliver this Agreement shall in no way affect the obligations of any other Stockholder hereunder.

         Section 4.15. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 4.16. NO PRESUMPTION AGAINST DRAFTER. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                    IVIVI TECHNOLOGIES, INC.


                                    By:  /s/ Andre' DiMino
                                         ---------------------------------------
                                         Name: Andre' DiMino
                                         Title: Executive Vice President



                                    IVIVI TECHNOLOGIES, LLC

                                    By:  /s/ Steven M. Gluckstern
                                         ---------------------------------------
                                         Name: Steven M. Gluckstern
                                         Title:  Managing Member



                                    ADM TRONICS UNLIMITED, INC.

                                    By:  /s/ Andre' DiMino
                                         ---------------------------------------
                                         Name: Andre' DiMino
                                         Title: President



                                         /s/ Andre' A. DiMino
                                         ---------------------------------------
                                         Andre' A. DiMino



                                         /s/ David Saloff
                                         ---------------------------------------
                                         David Saloff



                      [Signature Page to Voting Agreement]

                                         /s/ Arthur Pilla, Ph.D.
                                         ---------------------------------------
                                         Arthur Pilla, Ph.D.



                                         /s/ Berish Strauch, M.D.
                                         ---------------------------------------
                                         Berish Strauch, M.D.



                                         /s/ Sean Hagberg, Ph.D.
                                         ---------------------------------------
                                         Sean Hagberg, Ph.D.



                                         /s/ Ed Hammel
                                         ---------------------------------------
                                         Ed Hammel



                                         KENNETH S. ABRAMOWITZ & CO.

                                    By:  /s/ Kenneth S. Abramowitz
                                         ---------------------------------------
                                         Name: Kenneth S. Abramowitz
                                         Title: President


                      [Signature Page to Voting Agreement]

                                     ANNEX I
                                     -------


       STOCKHOLDER               SUBJECT SHARES                     ADDRESS
---------------------------- ---------------------- --------------------------------------------
                                                                224 Pegasus Avenue
ADM Tronics Unlimited, Inc.      3,250,000          --------------------------------------------
                                                               Northvale, NJ 07647
                                                    --------------------------------------------
---------------------------- ---------------------- --------------------------------------------
                                                                 20 DiMino Court
      Andre' A. DiMino             186,875(2)       --------------------------------------------
                                                             Woodcliff Lake, NJ 07677
                                                    --------------------------------------------
---------------------------- ---------------------- --------------------------------------------
                                                               953 Glen Haven Drive
        David Saloff               398,124(1)(2)    --------------------------------------------
                                                           Pacific Palisades, CA 90272
                                                    --------------------------------------------
---------------------------- ---------------------- --------------------------------------------
                                                                 1 Winding Ridge
     Arthur Pilla, Ph.D.           227,500(1)       --------------------------------------------
                                                                Oakland, NJ 07436
                                                    --------------------------------------------
---------------------------- ---------------------- --------------------------------------------
                                                                 5 Flagler Drive
    Berish Strauch, M.D.           132,000(1)       --------------------------------------------
                                                                 Rye, NY 10580
                                                    -------------------------------------------
---------------------------- ---------------------- -------------------------------------------
                                                              171 Armington Street
     Sean Hagberg, Ph.D.           101,563(1)(2)    -------------------------------------------
                                                               Cranston, RI 02905
                                                    -------------------------------------------


                                       12

---------------------------- ---------------------- -------------------------------------------
                                                               99 Hillcrest Road
          Ed Hammel                103,563(1)(2)    -------------------------------------------
                                                              Hartsdale, NY 10530
                                                    -------------------------------------------
---------------------------- ---------------------- -------------------------------------------
                                                       369 Lexington Avenue - 17th Floor
 Kenneth S. Abramowitz & Co.        49,020(2)       -------------------------------------------
                                                               New York, NY 10017
                                                    -------------------------------------------
---------------------------- ---------------------- -------------------------------------------
           TOTAL:                4,448,645


         (1) Represents shares of Company Common Stock as to which Mr. DiMinio has the right, until October 24, 2009, to exercise or direct the vote by proxy pursuant to the Existing Voting Agreement. Upon expiration or termination of the Existing Voting Agreement, each such Contingent Stockholder shall become bound by SECTION 1.01 and SECTION 1.02 of this Agreement with respect to such number of shares of Company Common Stock as set forth herein opposite his name (subject to adjustments as contemplated by this Agreement).

         (2) This number of shares of Company Common Stock excludes shares of Company Common Stock issuable upon exercise of any options or warrants that are exercisable within 60 days of the date hereof.

                                       13